UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Mary Patricia B. Thompson, Senior Vice President of Finance and Administration, Chief Financial Officer, James W. Culpepper, Vice President of Inventory Management, Jeffrey J. Danielson, Vice President of Sales, and John R. Ryan, Vice President of Marketing (collectively the “Executives”) have entered into pre-arranged stock trading plans to sell a limited number of their shares of MWI Veterinary Supply, Inc. (the “Company”) common stock for personal financial management purposes.  These plans are designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plans”), and in accordance with Rule 10b5-1 may be amended or terminated at any time.

The 10b5-1 Plans entered into by each of Ms. Thompson, Mr. Culpepper and Mr. Ryan allow for the sale of a maximum of 15,000 shares of the Company’s common stock through September 30, 2009.  The 10b5-1 Plan entered into by Mr. Danielson allows for the sale of a maximum of 18,000 shares of the Company’s common stock through September 30, 2009.  The shares to be sold pursuant to these 10b5-1 Plans relate to stock options the Company granted to the Executives on June 18, 2002.

Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: September 4, 2008	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer